EXHIBIT 99.1

Tilray Brands, Inc. Reports Q3 Fiscal 2024 Financial Results

Achieved Net Revenue of $188 Million, ~ 30% Net Revenue Growth Over the Prior Year Quarter

Beverage-Alcohol Net Revenue Increases 165% Over the Prior Year Quarter, 5th Largest Craft Beer Brewer in the U.S.1 with 4.5% Craft Beer Market Share

Global Cannabis Net Revenue Increases 33% with International Cannabis Growth of 44% Over the Prior Year Quarter, #1 Market Share in Canada and #1 Market Share in Germany

U.S. Cannabis Strategy in Place to Strike with Potential Drug Policy Reform

Conference Call to be Held at 8:30 a.m. ET Today

NEW YORK and LEAMINGTON, Ontario, April 09, 2024 (GLOBE NEWSWIRE) -- Tilray Brands, Inc. (“Tilray”, “our”, “we” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a leading global cannabis-lifestyle and consumer packaged goods company, today reported financial results for its third quarter ended February 29, 2024. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

Financial Highlights – 2024 Fiscal Third Quarter

  Net revenue of $188.3 million increased ~30% in the third quarter compared to $145.6 million in the prior year quarter.
  Gross profit was $49.4 million, while adjusted gross profit increased 17% to $51.6 million in the third quarter. Gross margin was 26% and adjusted gross margin was 27%.
  Beverage-alcohol net revenue increased 165% to $54.7 million in the third quarter from $20.6 million in the prior year quarter. The increase was related to our new Craft Acquisition brands while our existing brands stayed consistent.
    Beverage-alcohol gross profit increased 89% to $18.9 million in the third quarter from $10.0 million in the prior year quarter. Adjusted beverage-alcohol gross profit increased to $20.9 million from $11.0 million in the prior year quarter.
    Beverage-alcohol gross margin was 34% in the third quarter compared to 48% in the prior year quarter and adjusted gross beverage alcohol margin was 38% in the third quarter compared to 53% in the prior year quarter. The decrease was a result of the addition of the acquired craft brands, which currently have lower margins than our historical business, primarily due to the current underutilization of the breweries we acquired.
  Cannabis net revenue increased 33% to $63.4 million in the third quarter compared to $47.5 million in the prior year quarter, reflecting the acquisitions of HEXO and Truss as well as growth in Canadian medical, Canadian adult-use, wholesale, and international.
    Cannabis gross profit increased to $20.9 million in the third quarter from $(32.8) million in the prior year quarter. Adjusted gross profit was $21.1 million compared to $22.2 million in the prior year quarter.
    Cannabis gross margin was 33% in the third quarter compared to (69) % in the prior year quarter. Adjusted cannabis gross margin was 33% compared to 47% in the prior year quarter. A portion of the decrease is a result of the termination of the HEXO advisory services agreement which contributed no gross profit in the third quarter compared to $8.7 million in the prior year quarter, while the remaining decline in gross margin was a result of a change in sales mix.
  Distribution net revenue was $56.8 million in the third quarter compared to $65.4 million in the prior year quarter. Revenue was impacted by short-term challenges related to changes in the regulations pertaining to rebates, IT infrastructure outages and weather.
    Distribution (Tilray Pharma) gross margin was 10% in the third quarter compared to 11% in the prior year quarter.
  Wellness net revenue increased 12% to $13.4 million in the third quarter from $12.0 million in the prior year quarter. The increase was related to our strategic focus on targeted advertising campaigns, coupled with our continuous innovation efforts.
  Net loss decreased to $105.0 million in the third quarter compared to net loss of $1.2 billion in the prior year quarter. Net loss per share narrowed to ($0.12) compared to ($1.90) in the prior year quarter.
  Adjusted EBITDA was $10.2 million in the third quarter compared to $13.3 million in the prior year quarter.
  Strong financial liquidity position of ~$226 million, consisting of $146.3 million in cash and $79.6 million in marketable securities.
  Reduced outstanding convertible debt by $50.7 million compared to the second quarter and a further $41.9 million subsequent to the end of our third quarter.
  Net cash used in operating activities improved to $(15.4) million in the third quarter compared to $(18.6) million in the prior year quarter. The improvement in cash use was primarily related to the achievement of the HEXO and Truss synergies.

Irwin D. Simon, Tilray Brands’ Chairman and Chief Executive Officer, stated, “Over the past several years, our playbook of expanding our cannabis business to complementary markets such as beverages and hemp-based consumer products has positioned us well to navigate the current environment and to benefit from future growth opportunities. Tilray Brands today represents the future of the global CPG industry leading the convergence of cannabis, beverages, and wellness. We have become the most dynamic and diversified cannabis-lifestyle and consumer products company globally as we lead and advance global cannabis, fuel consumer needs in wellness foods and snacks, and disrupt craft beverages. We are proud of our position as the #1 Canadian cannabis LP, the European market leader in medical cannabis, the leader in hemp foods, the 5th largest craft brewer in the U.S., and are now aiming to become a top 12 beer and alcohol beverage company in the U.S.”

Mr. Simon continued, “We made several notable achievements during the third quarter, including growing revenue across our core business segments, increasing our adjusted gross profit, reducing our convertible debt balance, progressing the integration of our recently acquired craft beverage brands, realizing operating synergies in integrating our HEXO acquisition, completing our Canadian and international cannabis cost reduction plans, and strengthening our balance sheet.”

Operating Highlights

Strengthened Operations and Financial Position

  Significantly reduced convertible debt by $205.5 million of principal of outstanding notes through the first three quarter of the fiscal year 2024, including $50.7 million principal reduction during the third quarter 2024, and a further $41.9 million after the period end. We intend to continue to opportunistically repurchase additional notes to optimize our capital structure and enhance financial flexibility.
  Achieved $27.5 million in annualized run-rate savings (and $15.6 million in actual cash cost savings) as part of the $30-$35 million synergy plan related to the HEXO acquisition.
  Completed Canadian cannabis business cost reduction plan launched during fiscal year 2022 and international cannabis business plan launched during fiscal year 2023.

Growing Leadership Position in CPG and Beverage-Alcohol

  In September 2023, Tilray expanded and further diversified its beverage portfolio of SweetWater Brewing Company, Alpine Brewing, Green Flash Brewing, Montauk Brewing, and Breckenridge Distillery by acquiring eight beer and beverage brands from Anheuser-Busch (NYSE: BUD), which elevated us to the 5th largest position in the U.S. craft beer market. The Craft Acquisition brands, which possess strong consumer loyalty and dominate key regions across the U.S. in the Northeast, the Pacific Northwest, and the Southeast, are Shock Top, Breckenridge Brewery, Blue Point Brewing Company, 10 Barrel Brewing Company, Redhook Brewery, Widmer Brothers Brewing, Square Mile Cider Company, and HiBall Energy (the “Craft Acquisition”). Tilray now seeks to become a top 12 U.S. beer and alcohol beverage company through a strategic three-pronged approach that consists of a regional brand growth, national brand expansion, and innovation strategy.
    Since the Craft Acquisition, Tilray has increased the acquired brand category by 2.12% overall, with 10 Barrel Brewing Company increasing by 8.5% and Redhook Brewery by 7.0%. According to BI STR data, Tilray has increased its market share of total beer in 13 states, where comparing share before and after the acquisition. We are also the #1 craft supplier in the Pacific Northwest, #1 brand family in Metro New York (Montauk Brewing) and the #1 brand family in Georgia Multi-Outlet (SweetWater Brewing Company).
  Tilray’s wellness brand, Manitoba Harvest, expanded its brand leadership position in the U.S. and Canada with increased consumption in both the natural and conventional channels as the brand’s top five customers all generating growth. We continue to focus on value-added innovation within the wellness and food beverage space, with the launch of Bio-Active Fiber and protein rich Oatmeal coming to market during the third quarter. In addition, during the latter half of the quarter, we relaunched HiBall energy drinks within the wellness beverages space to complement our Happy Flower CBD beverage launch which occurred in the second quarter.

Leading Global Cannabis Operations, Brands, and Market Share

  Tilray continues to lead the Canadian cannabis market in revenue, sales volume, and market share with a 11.6% position during the third quarter. The Company led with #1 share in Cannabis Flower, Oils, Concentrates and THC Beverage product categories.
  The HEXO Corp. and Truss Beverage acquisitions together significantly bolstered Tilray’s dominant cannabis position and strengthened low-cost operations and complementary distribution across all Canadian geographies.
  Tilray is focused on growing its leading market share in medical cannabis across Europe and other international markets. This will be accomplished by capitalizing on its unrivaled cultivation and distribution operations and the leadership team’s depth of commercial and regulatory expertise. During the third quarter, international cannabis net revenue increased by 44% over the prior period driven by growth in our existing markets and expansion into emerging international medical markets.
  In the U.S. today, Tilray does not participate in any cannabis operations and therefore, does not derive any revenue or cash from any cannabis operations in the U.S. The rescheduling of cannabis could open a path for Tilray to leverage its expertise in Canadian and European medical cannabis to distribute medical cannabis in the U.S. In the event of federal cannabis legalization in the U.S., we believe that Tilray is well-positioned to immediately leverage its strong U.S. leadership position and strategic strengths across operations, distribution, and brands to include THC-infused products. We further believe that our MedMen investment in the U.S. will position us to maximize commercial opportunities providing additional revenue opportunities in cannabis.

Updated Fiscal Year 2024 Guidance

For its fiscal year ending May 31, 2024, the Company is now guiding to an Adjusted EBITDA target of $60 million to $63 million. In addition, the Company no longer expects to generate positive adjusted free cash flow for the full fiscal year 2024, due to delayed timing for collecting cash on various asset sales.

Management’s guidance for Adjusted EBITDA is provided on a non-GAAP basis and excludes transaction expenses, restructuring charges, litigation costs, facility start-up and closure costs, purchase price accounting step-up, changes in fair value of contingent consideration and other items carried at fair value, non-operating income (expenses), and other non-recurring items that may be incurred during the Company's fiscal year 2024, which the Company will continue to identify as it reports its future financial results. Management’s guidance for adjusted free cash flow is provided on a non-GAAP basis and excludes our growth capex, projected integration costs related to HEXO and the Craft Acquisition, and the cash income taxes related to Aphria Diamond.

The Company cannot reconcile its expected adjusted EBITDA to net income or adjusted free cash flow to operating cash flow under “Fiscal Year 2024 Guidance” without unreasonable effort because of certain items that impact net income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time.

Tilray Brands Strategic Growth Actions – 2024 Fiscal Third Quarter

February 2024

  Tilray Provides International Cannabis Update on Milestone German Cannabis Legalization
  Good Supply Launches New ‘Juiced’ Cannabis Pre-Roll Multi-Packs Across Canada
  Tilray Medical Applauds German Bundestag and Landmark Passage of Medical Cannabis Act in Germany
  Solei Brand Launches New Cannabis Infused Cold Brew Teas
  Two of Oregon’s Favorite Craft Breweries Team Up With the Portland Timbers as Official Craft Beer Sponsors
  SweetWater Brewing Teams Up With Major League Soccer’s Atlanta United FC as Official Craft Beer Partner
  10 Barrel Brewing Co. Announces Official Beer Sponsorship of the Natural Selection Tour
  Widmer Brothers Brewing’s Beloved White Gold Hazy Lager Returns
  10 Barrel Brewing Launches Pub Ice: a Refreshing Twist on ‘Cheap Fun’
  Blue Point Brewing Announces Its 4th Annual Shakedown on Main Street Festival Featuring Headliners Shaggy, Bryce Vine, and B.o.B
  Breckenridge Distillery Wins World’s Best Finished Bourbon at 2024 World Whiskies Awards
  SweetWater Brewing and Atlanta Track Club Join Forces to Promote Active Lifestyles
  Manitoba Harvest Hemp Foods and Brightseed Launch Bio-Active Fiber
  CANADA! GEARING UP FOR THE BIG GAME?
  SweetWater Brewing and Pullman Yards Present 420 Fest on April 20 & 21, 2024

January 2024

  Tilray Beers: A Lock for the Big Game
  Breckenridge Distillery and Breckenridge Brewery Announce Fourth Edition of Sexy Motor Oil Whiskey and New Sexy Motor Oil Beer
  Embrace the Taste of Paradise with Breckenridge Brewery’s Refreshing New ‘Juicy Oasis Fruited Hazy IPA’
  Tilray Brands Completes Acquisition of Truss Beverage Co.
  A Cut Above: RIFF Cannabis Brand Expands Its Diamond Collection With New THCA ‘Liquid Diamond’ Vapes
  Manitoba Harvest Hemp Foods Celebrates a Decade of B Corp Certification With a Score of 100 Points
  SweetWater Brewing Doubles Down on ‘Gummies’
  Tilray Brands Delivers Record Q2 Fiscal 2024 Net Revenue
  Kick off the New Year with a ‘BOOST’ from RIFF Cannabis

December 2023

  Tilray Launches Cannabis-Infused Premium Belgian Chocolates With Chowie Wowie Edibles Brand
  Alpine Beer’s Fan-Favorite ‘Windows Up’ IPA Returns With Its Signature Tropical Dankness
  Breckenridge Distillery Awarded 96 Points and Receives Double Gold and Gold Recognitions at This Year’s 2023 New York International Spirits Competition
  SweetWater Brewing Announces 27th Anniversary Party Concert Lineup
  Embrace the Chill With Montauk Brewing’s Cold-Weather Beers
  Elevate Everyday Wellness Rituals With Solei Cannabis Teas
  Celebrate This Holiday Season With Delicious and Healthy Baking Recipes
  Tilray Brands Presents the Best Holiday Gifts for Whiskey Enthusiasts and Craft Beer Lovers
  Tilray Brands Unveils Canadian Cannabis Lineup for the Holidays
  Montauk Brewing Expands Distribution Across the Southeast and Launches in Florida

Live Audio Webcast

Tilray Brands will host a webcast to discuss these results today at 8:30 a.m. Eastern Time. Investors may join the live webcast available on the Investors section of the Company’s website at www.Tilray.com. A replay will be available and archived on the Company’s website.

About Tilray Brands

Tilray Brands, Inc. (“Tilray”) (Nasdaq: TLRY; TSX: TLRY), is a leading global cannabis lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is changing people's lives for the better – one person at a time – by inspiring and empowering a worldwide community to live their very best life, enhanced by moments of connection and wellbeing. Tilray’s mission is to be the most responsible, trusted and market leading cannabis consumer products company in the world with a portfolio of innovative, high-quality, and beloved brands that address the needs of the consumers, customers, and patients we serve. A pioneer in cannabis research, cultivation, and distribution, Tilray’s unprecedented production platform supports over 20 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on how we open a world of wellbeing, visit, Tilray.com and follow @Tilray on all social platforms.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication.

Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s ability to become the world's leading cannabis-focused consumer branded company; the Company’s ability to become a leading beverage alcohol Company; the Company’s ability to achieve long term profitability; the Company’s ability to achieve operational scale, market share, distribution, profitability and revenue growth in particular business lines and markets; the Company’s ability to successfully achieve revenue growth, margin and profitability improvements, production and supply chain efficiencies, synergies and cost savings; the Company’s ability to generate $60 - 63 million of Adjusted EBITDA in fiscal year 2024 and other expectations on the Company’s ability to be adjusted free cash-flow positive in its operating business in fiscal year 2024; the Company’s expected revenue growth, sales volume, profitability, synergies and accretion related to any of its acquisitions; expected opportunities upon U.S. federal legalization or rescheduling; the Company’s anticipated investments and acquisitions, including in organic and strategic growth, partnership efforts, product offerings and other initiatives; and the Company’s ability to commercialize new and innovative products.

Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of the Company and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of the Company made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including Adjusted gross margin, Adjusted gross profit, Adjusted EBITDA, Adjusted net income (loss), Adjusted net income (loss) per share, free cash flow, adjusted free cash flow, constant currency presentations of revenue and cash and marketable securities. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs, impairments, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company's GAAP financial results.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company's consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

Adjusted EBITDA is calculated as net income (loss) before income tax benefits, net; interest expense, net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; purchase price accounting step-up; impairments; inventory valuation allowance; Other than temporary change in fair value of convertible notes receivable; facility start-up and closure costs; litigation costs; restructuring costs and transaction (income) costs. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Historically, we have included lease expenses for leases that were treated differently under IFRS 16 and ASC 842 in the calculation of adjusted EBITDA, aiming to align our definition with industry peers reporting under IFRS. The decision to include these lease expenses in the Company's definition of adjusted EBITDA was based on our efforts to maintain comparability with peers. However, as the Company has continued to diversify, particularly with strategic acquisitions such as the newly acquired beverage alcohol business portfolio, this comparison is no longer relevant, accordingly, we are no longer including this adjustment. Had the Company continued to include lease expenses that were treated differently under IFRS 16 and ASC 842, the impact to adjusted EBITDA would have been $1.4 million and $3.2 million for the three and nine months ended February 29, 2024. In comparison, under the previous reconciliation, the impact to adjusted EBITDA would have been $0.7 million and $2.1 million for the three and nine months ended February 28, 2023. Adjusted net income (loss) is calculated as net loss attributable to stockholders of Tilray Brands, Inc., net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; impairments; inventory valuation allowance; Other than temporary change in fair value of convertible notes receivable, attributable to stockholders of Tilray Brands, Inc. facility start-up and closure costs; litigation costs; restructuring costs and transaction (income) costs. A reconciliation of Adjusted net income (loss) to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release. Adjusted net income (loss) per share is calculated as net loss attributable to stockholders of Tilray Brands, Inc., net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; facility start-up and closure costs; litigation costs; restructuring costs and transaction (income) costs, divided by weighted average number of common shares outstanding. A reconciliation of Adjusted net income (loss) per share to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release. Adjusted gross profit, is calculated as gross profit adjusted to exclude the impact of purchase price accounting valuation step-up. A reconciliation of Adjusted gross profit, excluding purchase price accounting valuation step-up, to gross profit, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Adjusted gross margin, excluding purchase price accounting valuation step-up, is calculated as revenue less cost of sales adjusted to add back amortization of inventory step-up, divided by revenue. A reconciliation of Adjusted gross margin, excluding purchase price accounting valuation step-up and inventory valuation allowance, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net. A reconciliation of net cash flow provided by (used in) operating activities to free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Adjusted free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net, and the exclusion of growth CAPEX from investments in capital and intangible assets, net, which excludes the amount of capital expenditures that are considered to be associated with growth of future operations rather than to maintain the existing operations of the Company, and excludes our integration costs related to HEXO and the Craft Acquisition and the cash income taxes related to Aphria Diamond to align with management’s prescribed guidance. A reconciliation of net cash flow provided by (used in) operating activities to adjusted free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Constant currency presentations of revenue are used to normalize the effects of foreign currency. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. Dollar are translated into U.S. Dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year. A reconciliation of prior year revenue to constant currency revenue the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Cash and marketable securities are comprised of two GAAP measures, cash and cash equivalents added to marketable securities. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its short-term liquidity position by combing these two GAAP metrics. Net debt is the sum of the cash and cash equivalents, marketable securities, bank indebtedness, long-term debt and convertible debentures payable.

Contacts:
Media:

Berrin Noorata
news@tilray.com

Investors:

Raphael Gross
203-682-8253
Raphael.Gross@icrinc.com

Consolidated Statements of Financial Position

	February 29,	May 31,
(in thousands of US dollars)	2024	2023
Assets
Current assets
Cash and cash equivalents	$146,253	$206,632
Marketable securities	79,605	241,897
Accounts receivable, net	89,542	86,227
Inventory	244,139	200,551
Prepaids and other current assets	43,034	37,722
Assets held for sale	28,638	-
Total current assets	631,211	773,029
Capital assets	578,783	429,667
Operating lease, right-of-use assets	17,453	5,941
Intangible assets	930,105	973,785
Goodwill	2,009,632	2,008,843
Interest in equity investees	-	4,576
Long-term investments	8,058	7,795
Convertible notes receivable	32,000	103,401
Other assets	5,614	222
Total assets	$4,212,856	$4,307,259
Liabilities
Current liabilities
Bank indebtedness	$15,029	$23,381
Accounts payable and accrued liabilities	209,763	190,682
Contingent consideration	-	16,218
Warrant liability	3,182	1,817
Current portion of lease liabilities	5,424	2,423
Current portion of long-term debt	12,351	24,080
Current portion of convertible debentures payable	83,351	174,378
Total current liabilities	329,100	432,979
Long - term liabilities
Contingent consideration	14,000	10,889
Lease liabilities	73,228	7,936
Long-term debt	165,648	136,889
Convertible debentures payable	126,587	221,044
Deferred tax liabilities	161,042	167,364
Other liabilities	210	215
Total liabilities	869,815	977,316
Stockholders' equity
Common stock ($0.0001 par value; 1,198,000,000 common shares authorized; 774,028,053 and 656,655,455 common shares issued and outstanding, respectively)	77	66
Preferred shares ($0.0001 par value; 10,000,000 preferred shares authorized; nil and nil preferred shares issued and outstanding, respectively)	-	-
Additional paid-in capital	6,030,709	5,777,743
Accumulated other comprehensive loss	(43,187)	(46,610)
Accumulated Deficit	(2,628,741)	(2,415,507)
Total Tilray Brands, Inc. stockholders' equity	3,358,858	3,315,692
Non-controlling interests	(15,817)	14,251
Total stockholders' equity	3,343,041	3,329,943
Total liabilities and stockholders' equity	$4,212,856	$4,307,259

Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)

	For the three months ended				For the nine months ended
(in thousands of U.S. dollars except for per share data)	February 29,	February 28,	Change	% Change	February 29,	February 28,	Change	% Change
	2024	2023	2024 vs. 2023		2024	2023	2024 vs. 2023
Net revenue	$188,340	$145,589	$42,751	29%	$559,060	$442,936	$116,124	26%
Cost of goods sold	138,944	157,288	(18,344)	(12)%	418,059	363,139	54,920	15%
Gross profit (loss)	49,396	(11,699)	61,095	(522)%	141,001	79,797	61,204	77%
Operating expenses:
General and administrative	39,940	38,999	941	2%	123,769	117,385	6,384	5%
Selling	9,995	6,452	3,543	55%	24,437	25,792	(1,355)	(5)%
Amortization	21,558	23,518	(1,960)	(8)%	65,700	71,872	(6,172)	(9)%
Marketing and promotion	11,191	7,354	3,837	52%	28,934	23,137	5,797	25%
Research and development	106	171	(65)	(38)%	241	502	(261)	(52)%
Change in fair value of contingent consideration	(5,983)	352	(6,335)	(1800)%	(16,790)	563	(17,353)	(3,082)%
Impairments	—	934,000	(934,000)	(100)%	—	934,000	(934,000)	(100)%
Other than temporary change in fair value of convertible notes receivable	42,681	181,376	(138,695)	(76)%	42,681	181,376	(138,695)	(76)%
Litigation costs, net of recoveries	3,363	(5,230)	8,593	(164)%	8,439	(1,970)	10,409	(528)%
Restructuring costs	5,178	2,663	2,515	94%	8,748	10,727	(1,979)	(18)%
Transaction costs (income)	3,465	5,382	(1,917)	(36)%	13,061	(3,882)	16,943	(436)%
Total operating expenses	131,494	1,195,037	(1,063,543)	(89)%	299,220	1,359,502	(1,060,282)	(78)%
Operating loss	(82,098)	(1,206,736)	1,124,638	(93)%	(158,219)	(1,279,705)	1,121,486	(88)%
Interest expense, net	(8,517)	(1,040)	(7,477)	719%	(26,977)	(8,560)	(18,417)	215%
Non-operating income (expense), net	(17,239)	1,213	(18,452)	(1,521)%	(20,820)	(50,229)	29,409	(59)%
Loss before income taxes	(107,854)	(1,206,563)	1,098,709	(91)%	(206,016)	(1,338,494)	1,132,478	(85)%
Income tax (recovery) expense	(2,871)	(10,811)	7,940	(73)%	1,013	(15,313)	16,326	(107)%
Net loss	$(104,983)	$(1,195,752)	$1,090,769	(91)%	(207,029)	(1,323,181)	1,116,152	(84)%
Net loss per share - basic and diluted	(0.12)	(1.90)	1.78	(94)%	(0.29)	(2.20)	1.91	(87)%

Condensed Consolidated Statements of Cash Flows

	For the nine months ended
	February 29,	February 28,	Change	% Change
(in thousands of US dollars)	2024	2023	2024 vs. 2023
Cash used in operating activities:
Net loss	$(207,029)	$(1,323,181)	$1,116,152	(84)%
Adjustments for:
Deferred income tax recovery	(7,399)	(29,537)	22,138	(75)%
Unrealized foreign exchange (gain) loss	(6,622)	13,711	(20,333)	(148)%
Amortization	95,183	101,156	(5,973)	(6)%
Accretion of convertible debt discount	11,463	7,941	3,522	44%
Inventory valuation write down	—	55,000	(55,000)	(100)%
Impairments	—	934,000	(934,000)	(100)%
Other than temporary change in fair value of convertible notes receivable	42,681	181,376	(138,695)	(76)%
Other non-cash items	13,297	4,990	8,307	166%
Stock-based compensation	24,517	29,766	(5,249)	(18)%
(Gain) loss on long-term investments & equity investments	4,255	2,843	1,412	50%
Loss on derivative instruments	13,717	13,534	183	1%
Change in fair value of contingent consideration	(16,790)	563	(17,353)	(3,082)%
Change in non-cash working capital:
Accounts receivable	5,578	18,053	(12,475)	(69)%
Prepaids and other current assets	1,148	(32,680)	33,828	(104)%
Inventory	(4,629)	(11,808)	7,179	(61)%
Accounts payable and accrued liabilities	(30,982)	(1,419)	(29,563)	2,083%
Net cash used in operating activities	(61,612)	(35,692)	(25,920)	73%
Cash provided by (used in) investing activities:
Investment in capital and intangible assets, net	(19,539)	(8,394)	(11,145)	133%
Proceeds from disposal of capital and intangible assets	1,166	2,175	(1,009)	(46)%
Disposal (purchase) of marketable securities, net	162,292	(243,186)	405,478	(167)%
Business acquisitions, net of cash acquired	(60,626)	(28,122)	(32,504)	116%
Net cash provided by (used in) investing activities	83,293	(277,527)	360,820	(130)%
Cash provided by (used in) financing activities:
Share capital issued, net of cash issuance costs	—	129,593	(129,593)	(100)%
Shares effectively repurchased for employee withholding tax	—	(1,189)	1,189	(100)%
Proceeds from long-term debt	32,621	1,288	31,333	2,433%
Repayment of long-term debt	(17,978)	(64,658)	46,680	(72)%
Proceeds from convertible debt	21,553	—	21,553	NM
Repayment of convertible debt	(107,330)	—	(107,330)	NM
Repayment of lease liabilities	(2,771)	(1,114)	(1,657)	149%
Net increase (decrease) in bank indebtedness	(8,352)	2	(8,354)	NM
Net cash provided by (used in) financing activities	(82,257)	63,922	(146,179)	(229)%
Effect of foreign exchange on cash and cash equivalents	197	(1,615)	1,812	(112)%
Net decrease in cash and cash equivalents	(60,379)	(250,912)	190,533	(76)%
Cash and cash equivalents, beginning of period	206,632	415,909	(209,277)	(50)%
Cash and cash equivalents, end of period	$146,253	$164,997	$(18,744)	(11)%

Net Revenue by Operating Segment

	For the three months ended		For the three months ended		For the nine months ended		For the nine months ended
(In thousands of U.S. dollars)	February 29, 2024	% of Total Revenue	February 28, 2023	% of Total Revenue	February 29, 2024	% of Total Revenue	February 28, 2023	% of Total Revenue
Beverage alcohol business	$54,688	29%	$20,640	14%	$125,355	22%	$62,689	14%
Cannabis business	63,432	34%	47,549	33%	200,879	36%	156,017	35%
Distribution business	56,794	30%	65,385	45%	193,174	35%	186,158	42%
Wellness business	13,426	7%	12,015	8%	39,652	7%	38,072	9%
Total net revenue	$188,340	100%	$145,589	100%	$559,060	100%	$442,936	100%

Net Revenue by Operating Segment in Constant Currency

	For the three months ended		For the three months ended		For the nine months ended		For the nine months ended
	February 29, 2024		February 28, 2023		February 29, 2024		February 28, 2023
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Beverage alcohol business	$54,688	29%	$20,640	14%	$125,355	23%	$62,689	14%
Cannabis business	63,436	33%	47,549	33%	202,186	36%	156,017	35%
Distribution business	59,008	31%	65,385	45%	190,462	34%	186,158	42%
Wellness business	13,381	7%	12,015	8%	39,844	7%	38,072	9%
Total net revenue	$190,513	100%	$145,589	100%	$557,847	100%	$442,936	100%

Net Cannabis Revenue by Market Channel

	For the three months ended		For the three months ended		For the nine months ended		For the nine months ended
(In thousands of U.S. dollars)	February 29, 2024	% of Total Revenue	February 28, 2023	% of Total Revenue	February 29, 2024	% of Total Revenue	February 28, 2023	% of Total Revenue
Revenue from Canadian medical cannabis	$6,363	10%	$6,035	13%	$18,793	10%	$18,920	12%
Revenue from Canadian adult-use cannabis	62,107	98%	45,318	96%	205,350	102%	156,063	100%
Revenue from wholesale cannabis	2,764	4%	58	0%	12,348	6%	686	0%
Revenue from international cannabis	14,002	22%	9,707	20%	40,185	20%	27,834	18%
Less excise taxes	(21,804)	(34)%	(13,569)	(29)%	(75,797)	(38)%	(47,486)	(30)%
Total	$63,432	100%	$47,549	100%	$200,879	100%	$156,017	100%

Net Cannabis Revenue by Market Channel in Constant Currency

	For the three months ended		For the three months ended		For the nine months ended		For the nine months ended
	February 29, 2024		February 28, 2023		February 29, 2024		February 28, 2023
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Revenue from Canadian medical cannabis	$6,307	10%	$6,035	13%	$18,994	9%	$18,920	12%
Revenue from Canadian adult-use cannabis	61,576	97%	45,318	96%	207,708	103%	156,063	100%
Revenue from wholesale cannabis	2,763	4%	58	0%	12,559	6%	686	0%
Revenue from international cannabis	14,390	23%	9,707	20%	39,609	20%	27,834	18%
Less excise taxes	(21,600)	(34)%	(13,569)	(29)%	(76,684)	(38)%	(47,486)	(30)%
Total	$63,436	100%	$47,549	100%	$202,186	100%	$156,017	100%

Other Financial Information: Key Operating Metrics

	For the three months ended		For the nine months ended
	February 29,	February 28,	February 29,	February 28,
(in thousands of U.S. dollars)	2024	2023	2024	2023
Net beverage alcohol revenue	$54,688	$20,640	$125,355	$62,689
Net cannabis revenue	63,432	47,549	200,879	156,017
Distribution revenue	56,794	65,385	193,174	186,158
Wellness revenue	13,426	12,015	39,652	38,072
Beverage alcohol costs	35,836	10,663	77,615	32,932
Cannabis costs	42,518	80,362	139,507	137,800
Distribution costs	51,231	57,964	172,846	165,443
Wellness costs	9,359	8,299	28,091	26,964
Adjusted gross profit (excluding PPA step-up)	51,643	44,310	153,055	138,020
Beverage alcohol adjusted gross margin (excluding PPA step-up)	38%	53%	42%	53%
Cannabis adjusted gross margin (excluding PPA step-up)	33%	47%	34%	47%
Distribution gross margin	10%	11%	11%	11%
Wellness gross margin	30%	31%	29%	29%
Adjusted EBITDA	$10,154	$13,315	$30,974	$37,154
Cash and marketable securities as at the period ended:	225,858	408,283	225,858	408,283
Working capital as at the period ended:	$302,111	$288,830	$302,111	$288,830

Other Financial Information: Gross Margin and Adjusted Gross Margin

	For the three months ended February 29, 2024
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$54,688	$63,432	$56,794	$13,426	$188,340
Cost of goods sold	35,836	42,518	51,231	9,359	138,944
Gross profit	18,852	20,914	5,563	4,067	49,396
Gross margin	34%	33%	10%	30%	26%
Adjustments:
Purchase price accounting step-up	2,073	174	—	—	2,247
Adjusted gross profit	20,925	21,088	5,563	4,067	51,643
Adjusted gross margin	38%	33%	10%	30%	27%

	For the three months ended February 28, 2023
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$20,640	$47,549	$65,385	$12,015	$145,589
Cost of goods sold	10,663	80,362	57,964	8,299	157,288
Gross profit	9,977	(32,813)	7,421	3,716	(11,699)
Gross margin	48%	(69)%	11%	31%	(8)%
Adjustments:
Inventory valuation adjustments	—	55,000	—	—	55,000
Purchase price accounting step-up	1,009	—	—	—	1,009
Adjusted gross profit	10,986	22,187	7,421	3,716	44,310
Adjusted gross margin	53%	47%	11%	31%	30%

	For the nine months ended February 29, 2024
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$125,355	$200,879	$193,174	$39,652	$559,060
Cost of goods sold	77,615	139,507	172,846	28,091	418,059
Gross profit	47,740	61,372	20,328	11,561	141,001
Gross margin	38%	31%	11%	29%	25%
Adjustments:
Purchase price accounting step-up	4,426	7,628	—	—	12,054
Adjusted gross profit	52,166	69,000	20,328	11,561	153,055
Adjusted gross margin	42%	34%	11%	29%	27%

	For the nine months ended February 28, 2023
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$62,689	$156,017	$186,158	$38,072	$442,936
Cost of goods sold	32,932	137,800	165,443	26,964	363,139
Gross profit	29,757	18,217	20,715	11,108	79,797
Gross margin	47%	12%	11%	29%	18%
Adjustments:
Inventory valuation adjustments	—	55,000	—	—	55,000
Purchase price accounting step-up	3,223	—	—	—	3,223
Adjusted gross profit	32,980	73,217	20,715	11,108	138,020
Adjusted gross margin	53%	47%	11%	29%	31%

Other Financial Information: Adjusted Earnings Before Interest, Taxes and Amortization

	For the three months ended				For the nine months ended
	February 29,	February 28,	Change	% Change	February 29,	February 28,	Change	% Change
(In thousands of U.S. dollars)	2024	2023	2024 vs. 2023		2024	2023	2024 vs. 2023
Net loss	$(104,983)	$(1,195,752)	$1,090,769	(91)%	$(207,029)	$(1,323,181)	$1,116,152	(84)%
Income tax expense	(2,871)	(10,811)	7,940	(73)%	1,013	(15,313)	16,326	(107)%
Interest expense, net	8,517	1,040	7,477	719%	26,977	8,560	18,417	215%
Non-operating income (expense), net	17,239	(1,213)	18,452	(1,521)%	20,820	50,229	(29,409)	(59)%
Amortization	32,842	33,769	(927)	(3)%	95,183	101,156	(5,973)	(6)%
Stock-based compensation	8,059	9,630	(1,571)	(16)%	24,517	29,766	(5,249)	(18)%
Change in fair value of contingent consideration	(5,983)	352	(6,335)	(1,800)%	(16,790)	563	(17,353)	(3,082)%
Impairments	-	934,000	(934,000)	(100)%	-	934,000	(934,000)	(100)%
Other than temporary change in fair value of convertible notes receivable	42,681	181,376	(138,695)	(76)%	42,681	181,376	(138,695)	(76)%
Inventory valuation adjustments	-	55,000	(55,000)	(100)%	-	55,000	(55,000)	(100)%
Purchase price accounting step-up	2,247	1,009	1,238	123%	12,054	3,223	8,831	274%
Facility start-up and closure costs	400	2,100	(1,700)	(81)%	1,300	6,900	(5,600)	(81)%
Litigation costs, net of recoveries	3,363	(5,230)	8,593	(164)%	8,439	(1,970)	10,409	(528)%
Restructuring costs	5,178	2,663	2,515	94%	8,748	10,727	(1,979)	(18)%
Transaction costs (income)	3,465	5,382	(1,917)	(36)%	13,061	(3,882)	16,943	(436)%
Adjusted EBITDA	$10,154	$13,315	$(3,161)	(24)%	$30,974	$37,154	$(6,180)	(17)%

Other Financial Information: Adjusted net income (loss) per share

	For the three months ended				For the nine months ended
	February 29,	February 28,	Change	% Change	February 29,	February 28,	Change	% Change
	2024	2023	2024 vs. 2023		2024	2023	2024 vs. 2023
Net loss attributable to stockholders of Tilray Brands, Inc.	$(92,701)	$(1,170,998)	$1,078,297	(92)%	$(213,234)	$(1,313,943)	$1,100,709	(84)%
Non-operating income (expense), net	17,239	(1,213)	18,452	(1,521)%	20,820	50,229	(29,409)	(59)%
Amortization	32,842	33,769	(927)	(3)%	95,183	101,156	(5,973)	(6)%
Stock-based compensation	8,059	9,630	(1,571)	(16)%	24,517	29,766	(5,249)	(18)%
Change in fair value of contingent consideration	(5,983)	352	(6,335)	(1,800)%	(16,790)	563	(17,353)	(3,082)%
Impairments	—	934,000	(934,000)	(100)%	—	934,000	(934,000)	(100)%
Other than temporary change in fair value of convertible notes receivable	29,023	143,687	(114,664)	(80)%	29,023	143,687	(114,664)	(80)%
Inventory valuation adjustments	—	55,000	(55,000)	(100)%	—	55,000	(55,000)	(100)%
Facility start-up and closure costs	400	2,100	(1,700)	(81)%	1,300	6,900	(5,600)	(81)%
Litigation costs, net of recoveries	3,363	(5,230)	8,593	(164)%	8,439	(1,970)	10,409	(528)%
Restructuring costs	5,178	2,663	2,515	94%	8,748	10,727	(1,979)	(18)%
Transaction costs (income)	3,465	5,382	(1,917)	(36)%	13,061	(3,882)	16,943	(436)%
Adjusted net income (loss)	$885	$9,142	$(8,257)	(90)%	$(28,933)	$12,233	$(41,166)	337%
Adjusted net income (loss) per share - basic and diluted	$0.00	$0.01	$(0.01)	(100)%	$(0.04)	$0.02	$(0.06)	(300)%

Other Financial Information: Free Cash Flow

	For the three months ended				For the nine months ended
	February 29,	February 28,	Change	% Change	February 29,	February 28,	Change	% Change
(In thousands of U.S. dollars)	2024	2023	2024 vs. 2023		2024	2023	2024 vs. 2023
Net cash used in operating activities	$(15,361)	$(18,632)	$3,271	(18)%	$(61,612)	$(35,692)	$(25,920)	73%
Less: investments in capital and intangible assets, net	(8,727)	(842)	(7,885)	936%	(18,373)	(6,219)	(12,154)	195%
Free cash flow	$(24,088)	$(19,474)	$(4,614)	24%	$(79,985)	$(41,911)	$(38,074)	91%
Add: growth CAPEX	8,802	—	8,802	NM	13,647	—	13,647	NM
Add: cash income taxes related to Aphria Diamond	2,117	7,283	(5,166)	(71)%	16,333	12,770	3,563	28%
Add: integration costs related to HEXO	13,810	—	13,810	NM	25,955	—	25,955	NM
Adjusted free cash flow	$641	$(12,191)	$12,832	(105)%	$(24,050)	$(29,141)	$5,091	(17)%

_________________________
1 Expected rankings based on Brewers Association 2023 Annual Report and expected sales volume.